                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                 HOT TOPIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4.       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.       Total fee paid:

--------------------------------------------------------------------------------


|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:
--------------------------------------------------------------------------------

7.       Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

8.       Filing Party:
--------------------------------------------------------------------------------

9.       Date Filed:
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
                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2001

TO THE SHAREHOLDERS OF HOT TOPIC, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HOT TOPIC, INC., a California corporation (the "Company"), will be held on Thursday, June 7, 2001 at 10:00 a.m. local time at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California for the following purposes:

1. To elect six (6) directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending February 2, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 20, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. If you plan on attending the Annual Meeting, please call Jay A. Johnson at the Company at 626-839-4681.



                                              By Order of the Board of Directors



                                              JAY A. JOHNSON
                                              Assistant Secretary


City of Industry, California
May 11, 2001



--------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                       1.

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 7, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Hot Topic, Inc., a California corporation ("Hot Topic" or the "Company"), for use at the Annual Meeting of Shareholders to be held on June 7, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 11, 2001, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 20, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2001 the Company had outstanding and entitled to vote 20,495,590 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 18305
E. San Jose Avenue, City of Industry, California 91748, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 11, 2002. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by written notice delivered to or mailed and received at the principal executive offices of the Company no later than February 7, 2002. Shareholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         There are six nominees for the Board. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was elected by the shareholders at last year's annual meeting of shareholders. Currently, there are six members of the Board and six Board positions authorized.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The six candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


NOMINEES

         The names of the nominees and certain information about them are set forth below:

                      NAME                          AGE     POSITION CURRENTLY HELD WITH THE COMPANY
---------------------------------------------   ----------  ----------------------------------------
Edgar F. Berner .............................        69     Director
Corrado Federico ............................        60     Director
Robert M. Jaffe..............................        49     Chairman of the Board
Elizabeth M. McLaughlin......................        40     Chief Executive Officer, President and Director
Bruce A. Quinnell............................        51     Director
Andrew Schuon ...............................        36     Director

--------------------------------------------------------------------------------
         EDGAR F. BERNER has been a director of the Company since 1990. Mr. Berner is a private investor and consultant to emerging growth companies. Mr. Berner is Vice President and on the Board of Directors of Real Age, Inc. Mr. Berner currently serves as a director of Garden Fresh, Inc., a publicly traded restaurant chain, and Barbeques Galore Ltd., a publicly traded chain of barbeque stores. From 1991 to February 1999, Mr. Berner served as Chairman of the Board of Sweet Factory, Inc., a retail candy store chain, and he also served as Chief Executive Officer of that company from 1991 to January 1996.

         CORRADO FEDERICO has been director of the Company since December 1997. Mr. Federico is also a director of Bebe Stores, Inc., a contemporary women's fashion chain with approximately 140 stores throughout the United States and abroad, and the President of Corado, Inc., a land development company specializing in affordable housing. He is also President of Solaris Properties, Inc., a real estate company. From 1986 to 1991, Mr. Federico served as President and CEO of ESPRIT's United States apparel, retail and mail order operations.

         ROBERT M. JAFFE has been Chairman of the Board of Directors of the Company since September 1992. Mr. Jaffe has served as President and Chief Executive Officer of Sorrento Associates, Inc. (the general partner of the Sorrento Venture funds, several of which are shareholders of the Company) since 1985. Mr. Jaffe previously was an investment banker with Merrill Lynch Capital Markets, Salomon Brothers and Goldman, Sachs & Company.

                                       3.

         ELIZABETH M. MCLAUGHLIN has served as Chief Executive Officer of the Company since August 2000 and President since February 2000, and has served on the Board since May 2000. From June 1996 through February 2000, Ms. McLaughlin served as Senior Vice President and General Merchandise Manager of the Company. From May 1993 through May 1996, Ms. McLaughlin was the Company's Vice President, Operations. Prior to joining the Company, Ms. McLaughlin held various positions with Millers Outpost, a privately-held teen retailer, where she served as Divisional Merchandise Manager, Director of Store Operations, and Director of Financial Planning and Budgeting. Prior to joining Millers Outpost, Ms. McLaughlin held various financial analyst and store positions with The Broadway. Ms. McLaughlin holds a B.A. degree in Economics from the University of California at Irvine.

         BRUCE A. QUINNELL has been a director of the Company since September 1998. Mr. Quinnell is Vice Chairman of Borders Group, Inc. From 1997 to 1999, Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc. From 1994 to 1997, Mr. Quinnell was the President and Chief Operating Officer of Waldenbooks.

         ANDREW SCHUON has been a director of the Company since January 1998. Since November 1999, Mr. Schuon has been President and Chief Operating Officer of the Universal Music Group's music business, Farmclub.com, Inc. Prior to that, Mr. Schuon was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent for their MTV and VH1 cable channels.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended February 3, 2000, the Board of Directors held five regular meetings and two special meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee, and a Real Estate Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2000, the Audit Committee was composed of three non-employee directors: Messrs. Berner, Quinnell and Jaffe. It met five times during the fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2000, the Compensation Committee was composed of three non-employee directors: Messrs. Jaffe, Schuon and Quinnell. It met twice during the fiscal year.

         The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by shareholders. The Nominating Committee is composed of three non-employee directors: Messrs. Quinnell, Jaffe and Federico. It did not formally meet during fiscal 2000, but was active in the determination of the nominees for election to the Board at last year's annual meeting of shareholders.

         The Real Estate Committee evaluates and approves potential store sites. During fiscal 2000, the Real Estate Committee was composed of two employee directors and two non-employee directors: Ms. McLaughlin and Mr. Madden, and Messrs. Berner and Federico. The Real Estate Committee met five times during fiscal 2000.

                                       4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

         We have reviewed and discussed with management the Company's most recent audited consolidated financial statements.

         We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

         We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1., INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and have discussed with the independent public accountants their independence.

         Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for fiscal 2000.


         Bruce A. Quinnell, Chairman
         Edgar F. Berner
         Robert M. Jaffe





-------------------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.


                                       5.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 2, 2002 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended February 3, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $103,730.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended February 3, 2001, there were no fees billed by Ernst & Young LLP for information technology consulting services.

         ALL OTHER FEES. During the fiscal year ended February 3, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $49,309.

         The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.



                                       6.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 3, 2001 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. All share information gives effect to the 2 for 1 stock splits effected by the Company in December 1999 and December 2000.

                                                               SHARES BENEFICIALLY OWNED (1)
                                                               -----------------------------
                                                                         NUMBER OF             PERCENT OF
           DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                         SHARES                TOTAL
           ---------------------------------------             -----------------------------   ----------
Provident Investment Counsel..............................               1,868,700                9.1%
     300 North Lake Avenue
     Pasadena, CA  91101

Elizabeth M. McLaughlin (2)...............................                 265,790                1.3%

Orval D. Madden (3) ......................................                 223,760                1.1%

Robert M. Jaffe (4).......................................                 219,095                1.1%
     Sorrento Associates
     4370 La Jolla Village Drive, Suite 1040
     San Diego, CA  92122

Edgar F. Berner (5).......................................                 114,191                *

Jay A. Johnson (6)........................................                  90,847                *

Marc R. Bertone (7).......................................                  43,595                *

Cindy Levitt (8)..........................................                  27,357                *

Corrado Federico (9)......................................                  22,500                *

Bruce A. Quinnell (10)....................................                   9,988                *

Andrew Schuon (11)........................................                   1,406                *

Jim McGinty...............................................                     200                *

Jerry Cook................................................                       0                *

All executive officers and directors as a group                          1,017,324                4.9%
(11 persons) (12).........................................

------------------------
* Less than one percent.
(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,477,957 shares outstanding on April 3, 2001, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each person in this table is c/o Hot Topic, Inc. 18305 E. San Jose Avenue, City of Industry, California 91748.
(2) Includes 250,562 shares subject to options exercisable within 60 days of April 3, 2001.


                                       7.

(3) Includes 202,010 shares held jointly by The Orval and LeAnn Madden Trust of which Mr. Madden is the trustee, and 21,750 shares subject to options exercisable within 60 days of April 3, 2001 held by Mr. Madden.
(4) Includes 10,678 shares held by, and 2,364 shares subject to options exercisable within 60 days of April 3, 2001 held by Sorrento Ventures II, L.P.; 8,802 shares held by, and 1,846 shares subject to options exercisable within 60 days of April 3, 2001 held by Sorrento Ventures IIB, L.P.; 94,000 shares held by the Jaffe Public Charitable Remainder Trust; and 100,000 shares held by the Jaffe Public Charitable Remainder Trust II. Mr. Jaffe is the President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures, Sorrento Equity Partners, L.P. and Sorrento Equity Partners II, L.P. Sorrento Equity Partners, L.P. is the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P. is the general partner of Sorrento Ventures IIB, L.P. Mr. Jaffe disclaims beneficial ownership of shares held by all such entities, except to the extent of his pecuniary or pro rata interest in such shares.
(5) Includes 108,180 shares held by The Edgar F. Berner Trust, of which Mr. Berner is trustee, and 3,000 shares held by The Julia A. Berner Trust, of which Mr. Berner's wife is the trustee. Also includes 3,011 shares subject to options exercisable within 60 days of April 3, 2001 held by Edgar F. Berner.
(6) Includes 89,395 shares subject to options exercisable within 60 days of April 3, 2001.
(7) Includes 43,369 shares subject to options exercisable within 60 days of April 3, 2001.
(8) Includes 27,044 shares subject to options exercisable within 60 days of April 3, 2001.
(9) Includes 22,500 shares subject to options exercisable within 60 days of April 3, 2001.
(10) Includes 9,988 shares subject to options exercisable within 60 days of April 3, 2001.
(11) Includes 1,406 shares subject to options exercisable within 60 days of April 3, 2001.
(12)   Includes shares as described in the notes above, as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 3, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that three reports, covering an aggregate of five transactions, were filed late by Mr. Jaffe.


                                       8.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         As consideration for service on the Company's Board of Directors, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director's travel to and attendance at Board and committee meetings. In addition, in fiscal 2000, non-employee directors received a $4,000 fee for their attendance at each regularly scheduled quarterly Board meeting and a $500 fee for their attendance at each special meeting or committee meeting, except that no director could be compensated more than $2,000 for the year for attendance at meetings of a particular committee. In fiscal 2000, the Chairman of the Board received a $6,000 fee for his attendance at each regularly scheduled quarterly Board meeting and a $750 fee for his attendance at each special meeting or committee meeting, except that the Chairman's compensation for attendance at meetings of a particular committee was limited to $3,000 for the year. In fiscal 2000, the total compensation paid to non-employee directors was $148,450. In fiscal 2001, non-employee directors will receive a $4,000 fee for their attendance at each regularly scheduled quarterly Board meeting and a $500 fee for their attendance at each special meeting or committee meeting, except that no director can be compensated more than $3,000 for the year for attendance at meetings of a particular committee. In fiscal 2001, the Chairman of the Board will receive a $6,000 fee for his or her attendance at each regularly scheduled quarterly Board meeting and a $750 fee for his or her attendance at each special meeting or committee meeting, except that the Chairman's compensation for attendance at meetings of a particular committee is limited to $4,500 for the year.

         Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Generally, option grants under the current Directors' Plan are non-discretionary. In fiscal 2000, each non-employee director was automatically granted an option to purchase 5,000 shares upon becoming a member of the Board of Directors and an option to purchase 1,250 shares upon each subsequent annual meeting of shareholders of the Company. In fiscal 2001, each non-employee director will be automatically granted an option to purchase 10,000 shares upon becoming a member of the Board of Directors and an option to purchase 2,500 shares upon each subsequent annual meeting of shareholders of the Company. In fiscal 2001, a Chairman of the Board who has not previously served on the Company's Board of Directors will receive a stock option grant of 15,000 shares upon joining the Board. If the Chairman has previously served on the Company's Board, he or she will receive the number of shares equal to the difference between 15,000 shares and the amount of his or her initial stock option grant (received upon initially joining the Board). The Chairman of the Board is also entitled to receive a stock option grant of 3,750 shares of the Company's Common Stock upon each annual meeting of the shareholders of the Company.

         The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. An option granted under the Directors' Plan may not be exercised until the date upon which the optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and 6.25% of the option shares shall become exercisable each quarter thereafter in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

         During the last fiscal year, the Company granted options to purchase 77,500 shares under the Directors' Plan at an exercise price per share of $13.44 on June 28, 2000, to the five (5) non-employee directors.

         In addition, the Board has adopted resolutions providing that in fiscal 2001, each non-employee director will receive a stock grant with a value equal to $25,000 and the Chairman of the Board will receive a stock grant with a value equal to $30,000 for serving on the Board of Directors. The number of shares subject to the stock grant will be determined by the closing price of the Company's Common Stock on the date of grant (and in subsequent years, the number of shares will be calculated based on the price per share on the first trading day of the fiscal year). Pursuant to the policy adopted by the Board, these stock grants vest 100% on the first day of the fiscal year after the stock grant provided that the directors will be prohibited from selling the shares they received pursuant to such stock grants until they no longer serve on the Board.

                                       9.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended January 30, 1999, January 29, 2000, and February 3, 2001, compensation awarded or paid to, or earned by, each of the two persons who served as the Company's Chief Executive Officer during fiscal 2000 and the other most highly compensated executive officers of the Company who earned more than $100,000 in fiscal 2000 (collectively the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                       ANNUAL COMPENSATION              AWARDS
                                                 --------------------------------   -------------
                                                                                      SECURITIES          ALL OTHER
NAME AND PRINCIPAL                                   SALARY            BONUS          UNDERLYING           COMPEN-
POSITION                              YEAR             ($)            ($)(1)          OPTIONS(2)         SATION($)(3)
-------------------------------       ----           --------        --------       -------------       --------------
Elizabeth M. McLaughlin,              2000           $332,862        $400,000          300,000             $17,246
   Chief Executive Officer            1999           $194,500        $250,000           84,000             $10,901
   and President (4)                  1998           $187,000         $60,000           40,000             $10,471

Jay A. Johnson,                       2000           $212,096        $122,255           30,000             $15,503
   Senior Vice President,             1999           $193,329        $110,854           72,000              $6,751
   Strategic Analysis and             1998           $184,200         $60,000           40,000              $2,003
   Investor Relations

Cindy Levitt                          2000           $178,365        $125,000           64,000             --
   Vice President, General            1999           $114,400        $100,000           48,000             --
   Merchandise Manager                1998           $110,000         $40,000           32,000             --

Marc R. Bertone,                      2000           $211,612        $121,976           30,000             $15,151
   Vice President,                    1999           $190,050        $109,577           72,000             $10,113
   Real Estate and Construction       1998           $175,400         $64,429           24,000             $10,872

Orval D. Madden,                      2000           $318,000        $312,000               --             $26,269
   Founder and Former Chief           1999           $300,000        $574,000          180,000             $18,736
   Executive Officer (5)              1998           $300,000        $150,000           84,000             $19,576

--------------------------

(1) 2000 amounts reflect bonuses earned in fiscal 2000 and paid fiscal 2001, 1999 amounts reflect bonuses earned in fiscal 1999 and paid in fiscal 2000, and 1998 amounts reflect bonuses earned in fiscal 1998 and paid in fiscal 1999.
(2) Number of shares after giving effect to 2 for 1 stock splits in December 1999 and December 2000.
(3) For fiscal 2000, the amounts shown include: (i) life and long-term disability insurance premiums: Ms. McLaughlin ($4,596), Mr. Madden ($7,051), Mr. Johnson ($4,425) and Mr. Bertone ($4,747) and (ii)
       automobile allowance: Ms. McLaughlin ($12,650), Mr. Johnson ($11,078), Mr. Bertone ($10,404) and Mr. Madden ($19,218).
(4)    Ms. McLaughlin succeeded Mr. Madden as Chief Executive Officer in August
       2000.
(5) Ms. McLaughlin succeeded Mr. Madden as Chief Executive Officer in August 2000. Mr. Madden resigned from the Board in April 2001.


                                      10.

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the 1996 Equity Incentive Plan ("1996 Plan"). As of April 3, 2001, options to purchase a total of 2,653,365 shares were outstanding under the 1996 Plan and options to purchase 1,236,488 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended February 3, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ------------------------------------------------------------
                                               % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                                  NUMBER OF      OPTIONS                                      AT ASSUMED ANNUAL RATES OF
                                 SECURITIES    GRANTED TO                                    STOCK PRICE APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES       EXERCISE OR                         OPTION TERM (3)
                                    OPTIONS     IN FISCAL       BASE PRICE      EXPIRATION   ----------------------------
NAME                             GRANTED(1)      YEAR(2)          ($/SH)           DATE           5%             10%
---------------------------   -------------   -----------       -----------     ----------   ------------     -----------
Elizabeth M. McLaughlin          178,600         18.2%            $8.38          2/23/10         $941,246     $2,385,303
                                  21,400          2.2%           $15.06          6/27/10         $202,683       $513,638
                                 100,000         10.2%           $16.38          8/21/10       $1,030,129     $2,610,550

Jay A. Johnson                    26,800          2.7%            $8.38          2/23/10         $141,240       $357,929
                                   3,200          0.3%           $15.06          6/27/10          $30,308        $76,806

Cindy Levitt                      30,300          3.1%            $8.38          2/23/10         $159,685       $404,674
                                  33,700          3.4%           $15.06          6/27/10         $319,178       $808,859

Marc R. Bertone                   26,800          2.7%            $8.38          2/23/10         $141,120       $357,929
                                  3,200           0.3%           $15.06          6/27/10          $30,308        $76,806

--------------------

(1) Number of shares after giving effect to the 2 for 1 stock split in December 2000. Options become exercisable over a 4 year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2) Based on options to purchase 1,060,100 shares granted to employees in fiscal 2000 under the 1996 Plan, including options granted to the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.


                                      11.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 2000 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of February 3, 2001:

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                                                               --------------------------          ---------------------
                                SHARES          VALUE
                              ACQUIRED ON     REALIZED ON
NAME                           EXERCISE       EXERCISE (1)  EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------   -----------     ------------  -----------    -------------     -----------     -------------
Elizabeth M. McLaughlin           65,000      $   715,550     176,750         402,250        $3,380,458       $6,011,169
Jay A. Johnson                   177,608      $ 1,790,503      49,520         125,500        $  945,431       $2,339,503
Cindy Levitt                      72,372      $   965,497      11,001         105,575        $  232,010       $1,710,370
Marc R. Bertone                   84,352      $   927,790      13,744         101,000        $  263,381       $1,887,798
Orval D. Madden                  180,552      $ 2,122,733      46,750         214,250        $  882,958       $4,228,533
--------------------

(1) Based on the fair market value of the Common Stock as of February 2, 2001. Amounts reflected are based on the fair market value minus the exercise price and do not indicate that the optionees sold such stock.



                                      12.

   EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

         The Company has entered into employment agreements with Ms. McLaughlin, its Chief Executive Officer and President, and Mr. Cook, its Chief Operating Officer. Ms. McLaughlin's agreement terminates on January 30, 2003, and thereafter shall be automatically extended by one (1) year on January 30 of each year unless Ms. McLaughlin is notified of the Company's intention not to renew her agreement at least 90 days prior to the date of such automatic renewal. Mr. Cook's agreement does not provide for a specified term of employment and is terminable at will. The agreements specify minimum base salaries as follows: Ms. McLaughlin, $400,000 and Mr. Cook, $300,000.

         Ms. McLaughlin and Mr. Cook's employment agreements, under certain circumstances, are terminable with or without cause, however, Ms. McLaughlin and Mr. Cook are both entitled to certain benefits in the event their employment with the Company is terminated. In the event Ms. McLaughlin's employment is terminated without cause, Ms. McLaughlin shall remain with the Company as a consultant for twelve months and shall receive a payment equal to twelve months of salary in addition to continued vesting of all unvested stock options and continued benefits during the twelve-month period. Mr. Cook's agreement provides for a severance payment equal to six months of continued pay and benefits in the event he is terminated without cause by the Company.

         Both Ms. McLaughlin and Mr. Cook are entitled to immediate vesting of all of their unvested options in the event of a "change in control" of the Company. "Change of control" is defined in Ms. McLaughlin's agreement as (i) the acquisition be a person or entity of at least 30% of the outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company, (ii) a change in the composition of the Board of Directors as a result of which fewer than two thirds of the directors are persons who were either directors of the Company on the date of the agreement or who were elected or nominated by a majority of such persons, (iii) a merger, reorganization, consolidation or sale of substantially all of the Company's assets, (iv) approval by the shareholders of a complete liquidation or dissolution of the Company, or (v) the occurrence of any of the events listed in
(i) through (v) above with respect to a major subsidiary of the Company. "Change in control" is defined in Mr. Cook's agreement as (i) a sale of all or substantially all of the Company's assets, (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of at least 50% of the Company's voting securities has changed, or
(iii) an acquisition by an person, entity or group of beneficial ownership of at least 50% of the combined voting power of the Company.




                                      13.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION (1)

         The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board and is comprised of three non-employee directors. The Committee advises the Board on all compensation matters concerning the Company's executive officers.

OVERALL COMPENSATION POLICY

         The Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objective of the Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long-term incentives in the form of stock options that allows the Company to attract and retain talented executive officers and to align their interests with those of shareholders.

BASE SALARY

         During fiscal 2000, the base salaries for the executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in the Company's industry. Annual adjustments in base salaries are made effective at the beginning of the third month of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements. The Chief Executive Officer's base salary for fiscal 2000 was determined in this manner to be $400,000 for Elizabeth McLaughlin and $312,000 for Orval Madden (each of whom served as Chief Executive Officer for a portion of the year), as noted in the summary compensation table. Both of the above salary figures are based upon a 52-week fiscal year.

BONUS

         Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Plan") which provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Board upon receiving the Compensation Committee's recommendations makes awards. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Committee may choose to increase bonuses accrued to the Incentive Plan. The purpose of the Incentive Plan is to reward and reinforce executive management's commitment to achieve levels of profitability and return consistent with increasing shareholder value.

         Cash bonuses earned under the Incentive Plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors.



--------------------

 (1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by deference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.



                                      14.

LONG TERM INCENTIVES

         The final portion of the executive officers' compensation during fiscal 2000 consisted of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year." It is this award that the Company has utilized to provide long-term incentives.

CHIEF EXECUTIVE OFFICER COMPENSATION

         At the outset of fiscal 2000, Ms. McLaughlin was promoted to President, and she assumed the title and responsibilities of Chief Executive Officer of the Company in August 2000. Ms. McLaughlin was elected to the Board in May 2000. As Chief Executive Officer, she received a base salary at an annual rate of $400,000 and was eligible to earn a bonus under the Company's Incentive Plan. Prior to becoming Chief Executive Officer, Ms. McLaughlin earned a salary of at an annual rate of $312,000 as President. In 1999, as Senior Vice President and General Merchandise Manager, Ms. McLaughlin earned a base salary of $192,000. Among the factors considered by the Committee in its consideration of Ms. McLaughlin's performance in fiscal 2000 were net income results, new store openings, the Company's performance compared to a Peer Group performance and the further strengthening of the Company's personnel and systems infrastructure.

         Ms. McLaughlin earned an incentive bonus award for fiscal 2000 under the Incentive Plan based substantially on the financial performance of the Company in fiscal 2000. On that basis, Ms. McLaughlin received an incentive bonus award of $400,000 for the fiscal year.

         Ms. McLaughlin was granted options under the 1996 Plan to purchase a total of 300,000 shares of common stock at an average exercise price of $11.18. The specific grants and option prices were: 178,600 shares at $8.38, 21,400 shares at $13.44 and 100,000 shares at $15.69. These options were granted on February 24, 2000, June 28, 2000 and August 22, 2000, respectively.

         During fiscal 2000, Mr. Orval Madden, Chief Executive Officer of the Company through July 2000, received a base salary of $312,000 (he received $300,000 in fiscal 1999), and was eligible to earn a bonus under the Company's Incentive Plan. Among the factors considered by the Committee in its consideration of Mr. Madden's performance were net income results, new store openings, the Company's performance compared to a Peer Group performance and the further strengthening of the Company's personnel and systems infrastructure.

         Mr. Madden's incentive bonus award for fiscal 2000 earned under the plan was based substantially on the financial performance of the Company for the fiscal year 2000. On that basis, Mr. Madden received an annual incentive bonus award of $312,000 for the fiscal year.

         Mr. Madden did not receive any stock option grants in fiscal 2000.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. At this time, the amount of compensation (as defined for Code Section 162(m) purposes) paid to the Company's executive officers does not exceed the $1 million pay limit and will most likely not be affected by the statute and regulations in the near future. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Compensation Committee has determined that stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

                                            Compensation Committee

                                            Robert M. Jaffe
                                            Andrew Schuon
                                            Bruce A. Quinnell




                                      15.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Jaffe, Schuon and Quinnell currently serve as members of the Compensation Committee. Mr. Jaffe is President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures and Sorrento Equity Partners, L.P., the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P., the general partner of Sorrento Ventures IIB, L.P. Compensation of Messrs. Jaffe, Schuon and Quinnell as well as the other non-employee members of the Board, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors.

PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq CRSP Retail Trade Index, and the Nasdaq Market Index for the period that commenced September 24, 1996 (the date on which the Company's Common Stock was first traded on the Nasdaq National Market System) and ended on February 3, 2001. The graph assumes that all dividends have been reinvested (but there have been no dividends declared by the Company).


         [Graph of COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN HERE]


Data represented in graph is below:

                             Cumulative Total Return

                               9/24/96 12/31/96  6/30/97  12/31/97 6/30/98 1/30/99 6/30/99 1/29/00 6/30/00 2/3/01
                               ------- --------  -------  -------- ------- ------- ------- ------- ------- ------
HOT TOPIC, INC.                 100.00    75.60   86.12    87.08   90.91   49.28   103.35  131.58   244.98  375.12
NASDAQ STOCK MARKET (U.S.)      100.00   105.96  118.57   129.78  156.07  209.56   224.50  323.34   331.91  219.78
NASDAQ RETAIL TRADE             100.00    94.77  101.81   111.29  135.96  137.75   130.52  110.39    85.10   84.84


---------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                      16.

                              CERTAIN TRANSACTIONS

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company's Bylaws. The Company has also entered into and may in the future enter into employment agreements with certain of its executive officers. See "Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                            By Order of the Board of Directors



                                            JAY A. JOHNSON
                                            Assistant Secretary


May 11, 2001




A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOT TOPIC, INC., 18305 E. SAN JOSE AVENUE, CITY OF INDUSTRY, CALIFORNIA 91748.



                                      17.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER


The Audit Committee of the Board of Directors of Hot Topic, Inc. (the "Company") shall consist of at least three members of the Board of Directors and shall be charged with the following functions:

         1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

         2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate including the replacement of the independent auditors, where appropriate.

         3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements.

         4. To review with the senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

         5. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

         6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

         7. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

         8. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

         9. To consult with the independent auditors and discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

         10. To ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independent Standards Board Standard 1 to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and to take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

         11. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

         12. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

                                      18.

         13. To report to the Board from time to time, or whenever it shall be called upon to do so.

         Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

         The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 311 of the California Corporations Code.







                                      19.

                                 HOT TOPIC, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 2001

                                   10:00 A.M.

                            18305 E. SAN JOSE AVENUE
                           CITY OF INDUSTRY, CA 91748











         HOT TOPIC, INC.
         18305 E. SAN JOSE AVENUE
         CITY OF INDUSTRY, CA  91748                                       PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF HOT TOPIC, INC. (THE "COMPANY") ON JUNE 7, 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTE "FOR" ITEMS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

By signing the proxy, you revoke all prior proxies and appoint Elizabeth M. McLaughlin, Jay A. Johnson, and Jim McGinty, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               PLEASE DETACH HERE



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

    01    Edgar F. Berner                |_| Vote FOR      |_| Vote WITHHELD
    02    Corrado Federico                   Nominees          from all nominees
    03    Robert M. Jaffe                    (except as marked)
    04    Elizabeth M. McLaughlin
    05    Bruce A. Quinnell
    06    Andrew Schuon

                                                        +----------------------+
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR        |                      |
ANY INDICATED NOMINEE, WRITE THE NUMBER NEXT TO         |                      |
THE NAME(S) OF SUCH NOMINEE(S) IN THE BOX PROVIDED +----------------------+ TO THE RIGHT.)

2. Ratification of the selection of Ernst      |_| For  |_| Against  |_| Abstain
   & Young LLP as independent auditors of the Company for the fiscal year ending February 2, 2002.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

ADDRESS CHANGE?  MARK BOX  |_|
INDICATE CHANGES BELOW:                        DATE:___________________________


                                               +-------------------------------+
                                               |                               |
                                               |                               |
                                               +-------------------------------+
                                               SIGNATURE(S) IN BOX
                                               PLEASE SIGN EXACTLY AS YOUR
                                               NAME(S) APPEAR ON PROXY. IF HELD
                                               IN JOINT TENANCY, ALL PERSONS
                                               MUST SIGN. TRUSTEES,
                                               ADMINISTRATORS, ETC., SHOULD
                                               INCLUDE THEIR TITLE AND
                                               AUTHORITY. CORPORATIONS SHOULD
                                               PROVIDE FULL NAME OF CORPORATION
                                               AND TITLE OF AUTHORIZED OFFICER
                                               SIGNING THE PROXY.